Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 3

811-21154

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to January 31, 2012, March
5, 2012, April 13, 2012 and May 14, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            3,669,375
            1,349,750
   Against
               177,267
                 48,212
   Abstain
               143,949
                 28,389
   Broker Non-Votes
            1,108,725
               484,353
      Total
            5,099,316
            1,910,704



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            3,680,173
            1,351,750
   Against
               183,809
                 52,812
   Abstain
               126,609
                 21,789
   Broker Non-Votes
            1,108,725
               484,353
      Total
            5,099,316
            1,910,704



To approve the Agreement and Plan of
Reorganization.


   For
            4,119,241
            1,706,072
   Against
               151,305
                 52,812
   Abstain
               121,176
                 16,789
   Broker Non-Votes
            1,000,830
               384,253
      Total
            5,392,552
            2,159,926



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293395.

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